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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report (which includes an explanatory paragraph regarding fresh-start reporting) dated February 5, 2002 relating to the consolidated financial statements and financial statement schedule of Kindred Healthcare, Inc., which appears in Kindred Healthcare, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

/S/ PRICEWATERHOUSECOOPERS LLP

Louisville, KY
May 13, 2002